UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 6, 2007

Goal Capital Funding Trust 2007-1

Goal Capital Funding, LLC

Goal Financial, LLC

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor

as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-132039 333-132039-02	20-3289538 26-0191360
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

9477 Waples Street, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-6799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Registrant is filing the exhibit listed in Item 9.01(d) below in connection with the issuance of the Class A-1 Student Loan Asset Backed Notes, Class A-2 Student Loan Asset Backed Notes, Class A-3 Student Loan Asset Backed Notes, Class A-4 Student Loan Asset Backed Notes, Class A-5 Student Loan Asset Backed Notes, Class B-1 Auction Rate Student Loan Asset Backed Notes and the Class C-1 Student Loan Asset Backed Notes (collectively, the “Notes”) by Goal Capital Funding Trust 2007-1 described in the Final Prospectus Supplement dated May 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Goal Capital Funding, LLC, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2007	GOAL CAPITAL FUNDING, LLC

	By:	/s/ Seamus Garland
	Name:	Seamus Garland
	Title:	Chief Financial Officer and Head of Securitization